Exhibit 13.1

Certification by CEO and CFO pursuant to Section 1350, as adapted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

The certification set forth below is being furnished to the Securities and Exchange Commission, in connection with Central Puerto S.A.’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”) solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as adapted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.

Fernando Roberto Bonnet, the Chief Executive Officer and Enrique Terraneo, the Chief Financial Officer of Central Puerto S.A. each certifies that, to the best of their knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Central Puerto S.A.

By:	/s/ FERNANDO ROBERTO BONNET
Name:	Fernando Roberto Bonnet
Title:	Chief Executive Officer

By:	/s/ Enrique Terraneo
Name:	Enrique Terraneo
Title:	Chief Financial Officer

Date: April 28, 2022